Exhibit 10.3
                                                             4networld.com, Inc.

                              EMPLOYMENT AGREEMENT
                              --------------------

     This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of August 1, 2000, is entered into between 4networld.com, Inc. (the "Company" or "4networld"), located at 900 Third Avenue, Suite 201, New York, New York 10022, and Steven N. Bronson ("Employee").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, the Company desires to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and


     WHEREAS, the Employee is willing to accept such employment on such terms and conditions.


     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

     1. Employment. The Company hereby employs the Employee as the President and Chief Executive Officer of the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

     2. Term. The term of this Agreement shall commence on the date hereof and terminate on July 29, 2001 (the "Term"), subject to earlier termination pursuant to the provisions of Section 10 hereof.

     3. Duties. During the term of this Agreement, the Employee shall serve as the President and Chief Executive Officer of the Company and shall perform all duties commensurate with his position (including, but not limited to, those heretofore performed by the Employee) and as may be assigned to him by the Board of Directors of the Company and subject to the control of the Board of Directors of the Company. It is understood that Employee will not devote his full business time and energies to the business and affairs of the Company, however Employee shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position.

     4. Compensation, Benefits, Options and Incentive Bonus.

     4.1 Base Salary. During the term of this Agreement, as compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, the Company shall pay to Employee a base salary of $120,000.00 per annum for the term of this Employment Agreement, payable in equal bi-weekly installments of $5,000.00 each, payable on the first and fifteenth day of each month, less required deductions for state and federal withholding tax, Social Security, and other employee taxes.

     4.2 Bonus Compensation. Employee shall be entitled to earn and receive bonus compensation provided that certain performance goals are achieved by the Company. Bonuses shall be granted in accordance with a bonus plan to be adopted by the Company, the terms and conditions of which shall be determined by the Board of Directors of 4networld.

     4.3 Participation in Stock Incentive Plan. Employee shall be entitled to participate in 4networld's 2000 Stock Incentive Plan.

     4.4 Vacation and Sick Leave. Employee shall be entitled to an aggregate of four (4) weeks of paid vacation per year, and five (5) days of paid sick leave per year, during the term hereof, prorated for any portion of a year to the date of termination. The timing and duration of any vacation shall be subject to the prior written approval of the Company, in its discretion.

     4.5 Employee Benefit Plans. At all times during the term of this Agreement the Employee shall be provided the opportunity to participate in all health, pension and welfare plans, programs and benefits (the "Plans") offered generally to all employees of 4networld.

     4.6 No Accumulation. The fringe benefits described in this paragraph accrue on an annual basis, and Employee shall not be entitled to accumulate unused vacation, sick leave, or other fringe benefits from year to year, without the prior written consent of the Company. Further, employee shall not be entitled to receive payments in lieu of any compensation or payment for or in lieu of said fringe benefits prorated to the date of termination of this Agreement.

     5. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement.

     6. Representations.

     6.1 Employability. The Employee represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including, but not limited to agreements related to previous employment containing confidentiality or non-compete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his duties under this Agreement.

     6.2 Awareness of Certain Employment Regulations. The Employee represents and warrants that he is aware that there are laws and regulations that prohibit discrimination in the workplace based upon, among other things, race, religion, gender, and national origin such as Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et. seq., and similar laws adopted by the states (the "Discrimination Laws"). Employee represents and warrants that he will abide by the Discrimination Laws in the performance of his duties under this Agreement. The Employee, further, represents and warrants that if he becomes aware of any violation or potential violation of the Discrimination Laws that he will immediately notify the Company, in writing, of any such violation or potential violation of the Discrimination Laws.

     7. Confidentiality. For purposes of this Section 7, all references to the Company shall be deemed to include 4networld and all of the Company's and 4networld's affiliates and subsidiaries.

     (a) Confidential Information. The Employee acknowledges that as a result of his employment with the Company, the Employee has and will continue to have knowledge of, and access to, proprietary and confidential information of the Company, including, without limitation, designs, software, computer code, copyrighted materials, intellectual property, inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not, at any time, either during or subsequent to the term of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes of general public knowledge from authorized sources other than the Employee. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such Confidential Information will be used for the exclusive benefit of the Company.

     (b) Return of Confidential Information. Upon the termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company all CD ROMS, floppy disks, hard drives or other computer storage devices, computers, drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the Employee's possession or control.

     (c) Work for Hire. The Employee will promptly disclose to the Company all designs, software, computer code, processes, inventions, improvements, discoveries and other information related in any way to the business of the Company (collectively "developments") conceived, developed or acquired by him alone or with others during the term of this Employment Agreement, whether or not conceived during regular working hours, through the use of Company time, material or facilities or otherwise. All such developments shall be considered work for hire and the Company shall be the sole and exclusive owner os such developments. Upon request the Employee shall deliver to the Company all CD ROMS, floppy disks, hard drives or other computer storage devices, computers, drawings, models or other data and records relating to such developments. In the event any such developments shall be deemed by the Company to be patentable or copyrightable, the Employee shall, at the expense of the Company, assist the Company in obtaining any patents or copyrights thereon and execute all documents and do all other things necessary or proper to obtain letters patent and copyrights and to vest the Company with full title thereto.

     8. Non-competition. For purposes of this Section 8, all references to the Company shall be deemed to include 4networld and all of the Company's and 4networld's affiliates and subsidiaries. The Employee will not utilize his special knowledge of the business of the Company and his relationships with customers, suppliers of the Company and others to compete with the Company. During the Term of this Agreement and for a period of two (2) years after the expiration or termination of this Agreement (provided, however, that in the event that this Agreement is terminated prior to the expiration of the Term, the Employee shall be bound by the provisions of this Section 8 during the time period that would have remained under the Term, plus a period of two (2) years thereafter), the Employee shall not engage, directly or indirectly or have an interest, directly or indirectly, in any geographic area where the Company at that point in time does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except with respect to his employment by the Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the Company (it being understood hereby, that the ownership by the Employee of two percent (2%) or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8). During the same period, the Employee shall not, and shall not permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two (2) years, a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor, or hire any person who has left the employ of the Company or any such successor during the preceding two (2) years. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company.

     9. Remedies. The restrictions set forth in Sections 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the restrictions contained in Section 7 and 8 will not prevent him from earning a livelihood. The Employee further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or 8. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company (i) shall be entitled to specific performance, injunction, and other equitable relief to secure the enforcement of such provisions, (ii) shall not be required to post bond in connection with seeking any such equitable remedies, and (iii) shall be entitled to receive reimbursement from the Employee for all attorneys' fees and expenses incurred by the Company in enforcing such provisions. If any provisions of Sections 7, 8, or 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 7, 8, or 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     10. Termination. This Agreement may be terminated prior to the expiration of the Term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

     (a) Death. This Agreement will terminate immediately and automatically upon the death of the Employee.

     (b) Disability. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of ninety (90) consecutive days due to illness, accident or any other physical or mental incapacity, as determined by the Board of Directors of the Company. In the event that a dispute arises with respect to the disability of the Employee, the parties shall each select a duly licensed medical doctor to make such a determination. If the two doctors so selected cannot agree on a determination, they will mutually select a third duly licensed medical doctor and the decision of the majority of the three doctors will be binding.

     (c) Cause. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, upon: (1) breach by the Employee of any material provision of this Agreement; (2) breach by the Employee of any fiduciary duty to the Company, or any of its affiliates or subsidiaries; (3) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (4) Employee's failure to perform (i) any of his duties or responsibilities required pursuant to this Agreement, or (ii) any reasonable directive of the Chief Executive Officer or Board of Directors of the Company; (5) fraud, criminal conduct, dishonesty or embezzlement by the Employee; or (6) Employee's misappropriation for personal use of any assets (having in excess of nominal value) or business opportunities of the Company; provided that in any such case with respect to any such breach that is capable of being cured, the Employee is afforded a ten (10)-day cure period for such monetary breaches and a thirty (30)-day cure period for such non-monetary breaches.

     (d) Termination by Employee. This Agreement may be terminated by Employee prior to the expiration of the Term set forth in Section 2 upon three (3) months written notice to the Company, which notice may not be given prior to nine (9) months following the date hereof.

     (e) Effect of Termination. Upon the termination of this Agreement pursuant to this Section 10, the Employee shall be entitled to his Compensation to the date of termination as set forth in this Section 10, and after such date shall not be entitled to any Compensation, benefits or other rights granted herein to the Employee.

     11. Miscellaneous.

     (a) Survival. The provisions of Sections 7, 8, and 9 shall survive the termination of this Agreement.

     (b) Entire Agreement. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

     (c) Modification. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

     (d) Waiver. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.


     (e) Successors and Assigns. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company or 4networld. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

     (f) Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

                  To the Company:           4networld.com, Inc.
                                            901 Third Avenue, Suite 201
                                            New York, New York 10022

                  To the Employee:          Mr. Steven N. Bronson
                                            901 Third Avenue, Suite 201
                                            New York, New York 10022

     (g) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

     (h) Jurisdiction; Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of New York County, New York for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement.

     (i) Governing Law. This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

     (j) No Third-Party Beneficiaries. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.


     IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

                                           4networld.com, Inc.


                                           By: /s/ Leonard Hagan
                                              ---------------------------
                                              Leonard Hagan
                                              Title: Director


                                           EMPLOYEE



                                           /s/ Steven N. Bronson
                                           ------------------------------
                                           Steven N. Bronson